     As filed with the Securities and Exchange Commission on June 19, 1998

                                                           Registration No. 333-



                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM S-8

                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                           PLATINUM technology, inc.

            (Exact name of registrant as specified in its charter)

      Delaware                                              36-3509662
      (State or other jurisdiction of             (IRS Employer Identification
     of incorporation or organization)                                 Number)


   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000
          (Address of Principal Executive Offices including Zip Code)

  PLATINUM technology, inc. Employee Incentive Compensation Plan, as amended
                             (Full title of plan)

                             Andrew J. Filipowski
   1815 South Meyers Road, Oakbrook Terrace, Illinois 60181, (630) 620-5000
           (Name, address and telephone number of agent for service)

                                  Copies to:
                            Matthew S. Brown, Esq.
                              Mark D. Wood, Esq.
                             Katten Muchin & Zavis
                           525 W. Monroe, Suite 1600
                            Chicago, IL  60661-3693



                        CALCULATION OF REGISTRATION FEE


Title of securities to be        Amount to be           Proposed maximum        Proposed maximum             Amount of
     registered                  registered(1)          offering price           aggregate offering          registration fee
                                                        per share (2)            price (2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par          8,600,000 shares       $23.6875                 $203,712,500                $60,096
value
====================================================================================================================================


(1) Includes an indeterminate number of shares of common stock, par value $.001 per share, of PLATINUM technology, inc. ("PLATINUM Common Stock") that may be issuable by reason of stock splits, stock dividends or similar transactions. Also includes associated rights (the "Rights") to purchase 1/100 of a share of Series A Participating Preferred Stock, par value $.01 per share, of PLATINUM technology, inc. The Rights initially attached to and trade with PLATINUM Common Stock. The value attributable to such Rights, if any, is reflected in the market price of the PLATINUM Common Stock.
(2) The amounts are based upon the high and low sales prices of PLATINUM technology, inc. Common Stock as reported on the Nasdaq National Market on June 16, 1998 and are used solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933.

     This Registration Statement on Form S-8 registers additional securities of the same class as other securities for which a registration statement on Form S-8 relating to the PLATINUM technology, inc. Employee Incentive Compensation Plan is effective. Accordingly, pursuant to General Instruction E to Form S-8, the Registration Statement on Form S-8 (File No. 333-454) filed by the Registrant with the Securities and Exchange Commission on January 18, 1996 is hereby incorporated by reference.

                                    PART I

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.


      4.1 Conformed copy of the Restated Certificate of Incorporation of the Company, as amended (incorporated by reference to Exhibit 3.1(d) to the Company's Registration Statement on Form S-1, Registration No. 333-07783).

      4.2 Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1, as amended, Registration Statement No. 33-39233 (the "IPO S-1")).

      4.3 PLATINUM technology, inc. Employee Incentive Compensation Plan, as amended (the "Plan").

      4.4 Form of Stock Option Agreement for the Plan (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-8, Registration No. 333-454).

      4.5 Specimen stock certificate representing Common Stock (incorporated by reference to Exhibit 4.1 to the IPO S-1).

      4.6 Rights Agreement dated as of December 21, 1995, between the Company and Harris Trust and Savings Bank (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form 8-A, filed December 26, 1995).

      5 Opinion of counsel as to legality of the shares of Common Stock being registered.

      15 Acknowledgement of KPMG Peat Marwick LLP Regarding Independent Auditors' Review Report.

      23.1  Consent of KPMG Peat Marwick LLP.

      23.2  Consent of Katten Muchin & Zavis (included in their opinion filed as
            Exhibit 5 herein).

      24 Power of Attorney (included on the signature page of this Registration Statement).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakbrook Terrace, State of Illinois, on this 18th day of June, 1998.

                              PLATINUM technology, inc.

                                   By: /s/ ANDREW J. FILIPOWSKI
                                       -----------------------------------------
                                           Andrew J. Filipowski
                                           President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Andrew J. Filipowski, Michael P. Cullinane, Larry S. Freedman and Matthew S. Brown, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on June 18, 1998.

       Signature                                    Title
       ---------                                    -----

/s/ ANDREW J. FILIPOWSKI     President, Chief Executive Officer (Principal
------------------------     Executive Officer) and a Director
Andrew J. Filipowski

/s/ MICHAEL P. CULLINANE     Executive Vice President, Chief Financial Officer
------------------------     (Principal Financial and Accounting Officer) and a
Michael P. Cullinane         Director

/s/ PAUL L. HUMENANSKY       Executive Vice President, Chief Operations
------------------------     Officer and a Director
Paul L. Humenansky

/s/ JAMES E. COWIE           Director
------------------------
James E. Cowie

/s/ STEVEN D. DEVICK         Director
------------------------
Steven D. Devick

/s/ ARTHUR P. FRIGO          Director
------------------------
Arthur P. Frigo

                             Director
------------------------
Gian Fulgoni

                               INDEX TO EXHIBITS


Numbers                              Description
-------  -----------------------------------------------------------------------
    4.3  PLATINUM technology, inc. Employee Incentive Compensation Plan, as amended.

      5 Opinion of counsel as to legality of the shares of Common Stock being registered.

     15  Acknowledgement of KPMG Peat Marwick LLP Regarding Independent
         Auditors' Review Report.

   23.1 Consent of KPMG Peat Marwick LLP with respect to the Company's financial statements.

   23.2  Consent of Katten Muchin & Zavis (included in their opinion filed as
         Exhibit 5 herein).

     24  Power of Attorney (included on the signature page of this Registration
         Statement).